EXHIBIT 10.2

EMCORE CORPORATION
DIRECTORS’ COMPENSATION POLICY
(Amended Effective as of March 17, 2017)
Directors of EMCORE Corporation (the “Company”) who are not employed by the Company or one of its subsidiaries (“non-employee directors”) are entitled to the compensation set forth below for their service as a member of the Board of Directors (the “Board”) of the Company. The Board has the right to amend this policy from time to time.

Cash Compensation
All Board Members
Annual Cash Retainer	$37,000
Board Committee Chairpersons
Annual Audit Committee Chairperson Retainer	$20,000
Annual Compensation Committee Chairperson Retainer	$9,500
Annual Nominating Committee Chairperson Retainer	$8,000
Annual Strategy and Alternatives Committee Chairperson Retainer	$8,000
Other Board Committee Members
Annual Audit Committee Member Retainer	$10,000
Annual Compensation Committee Member Retainer	$5,000
Annual Nominating Committee Member Retainer	$3,000
Annual Strategy and Alternatives Committee Member Retainer	$3,000

Equity Compensation
Annual Equity Award	$54,000
Annual Chairperson Equity Award	$42,500

Cash Compensation
Each non-employee director will be entitled to an annual cash retainer while serving on the Board in the amount set forth above (the “Annual Cash Retainer”). A non-employee director who serves as the Chairperson of the Audit Committee, the Compensation Committee, the Nominating Committee or the Strategy and Alternatives Committee of the Board will be entitled to an additional annual cash retainer while serving in that position in the applicable amount set forth above (an “Additional Committee Chair Retainer”). A non-employee director who serves as a member of the Audit Committee, the Compensation Committee, the Nominating Committee or the Strategy and Alternatives Committee of the Board (but is not Chairperson of such Board committee) will be entitled to an additional annual cash retainer while serving in that position in the applicable amount set forth above (an “Additional Committee Member Retainer”).
The amounts of the Annual Cash Retainer, Additional Committee Chair Retainer and Additional Committee Member Retainer reflected above are expressed as annualized amounts. These retainers will be paid on a quarterly basis, at the end of each quarter in arrears, and will be pro-rated if a non-employee director serves (or serves in the corresponding position, as the case may be) for only a portion of the quarter (with the proration based on the number of calendar days in the quarter that the director served as a non-employee director or held the particular position, as the case may be).

Equity Compensation
Annual Equity Award
On the date of each annual meeting of the Company’s shareholders (beginning with the 2016 annual meeting of shareholders), each non-employee director serving as a director immediately following such annual meeting will automatically be granted an award of restricted stock units (an “Annual Equity Award”) determined by dividing (1) the Annual Equity Award grant value set forth above by (2) the per-share closing price of the Company’s common stock on the date of such annual meeting (rounded down to the nearest whole unit). Notwithstanding the foregoing, the Annual Equity Award to be granted to the non-employee directors on the date of the Company’s 2016 annual meeting of shareholders held on March 17, 2017 shall be determined by dividing (1) the Annual Equity Award grant date value set forth above multiplied by a fraction (not greater than one), the numerator of which is 441 (the number of days between (and including) January 1, 2017 to March 17, 2018, the first anniversary of the Company’s 2016 annual meeting of shareholders), and the denominator of which is 365, by (2) the per-share closing price of the Company’s common stock on the date of such annual meeting (rounded down to the nearest whole unit). Each Annual Equity Award will vest on the first anniversary of the grant date (or, if the Company’s next annual meeting of shareholders occurs prior to such vesting date, on the day prior to that annual meeting), subject to the non-employee director’s continued service on the Board through such vesting date.
For each new non-employee director appointed or elected to the Board other than on the date of an annual meeting of the Company’s shareholders, on the date that the new non-employee director first becomes a member of the Board, the new non-employee director will automatically be granted a pro-rata portion of the Annual Equity Award (a “Pro-Rata Annual Equity Award”) determined by dividing (1) a pro-rata portion of the Annual Equity Award grant value set forth above by (2) the per-share closing price of the Company’s common stock on the date the new non-employee director first became a member of the Board (rounded down to the nearest whole unit). The pro-rata portion of the Annual Equity Award grant value for purposes of a Pro-Rata Annual Equity Award will equal the Annual Equity Award grant value set forth above multiplied by a fraction (not greater than one), the numerator of which is 12 minus the number of whole months that as of the particular grant date had elapsed since the Company’s last annual meeting of shareholders at which Annual Equity Awards were granted by the Company to non-employee directors, and the denominator of which is 12. Each Pro-Rata Annual Equity Award will vest on the first anniversary of the last annual meeting of shareholders at which Annual Equity Awards were granted by the Company to non-employee directors (or, if the Company’s next annual meeting of shareholders occurs prior to such vesting date, on the day prior to that annual meeting), subject to the non-employee director’s continued service on the Board through such vesting date.
Annual Chairperson Equity Award
On the date of each annual meeting of the Company’s shareholders (beginning with the 2016 annual meeting of shareholders), each non-employee director then serving as the Chairperson of the Board immediately following such annual meeting will automatically be granted an award of restricted stock units (an “Annual Chairperson Equity Award”) determined by dividing (1) the Annual Chairperson Equity Award grant value set forth above by (2) the per-share closing price of the Company’s common stock on the date of such annual meeting (rounded down to the nearest whole unit). Notwithstanding the foregoing, the Annual Chairperson Equity Award to be granted to the non-employee directors on the date of the Company’s 2016 annual meeting of shareholders held on March 17, 2017 shall be determined by dividing (1) the Annual Chairperson Equity Award grant date value set forth above multiplied by a fraction (not greater than one), the numerator of which is 441 (the number of days between (and including) January 1, 2017 to March 17, 2018, the first anniversary of the Company’s 2016 annual meeting of shareholders), and the denominator of which is 365, by (2) the per-share closing price of the Company’s common stock on the date of such annual meeting (rounded down to the nearest whole unit) Each Annual Chairperson Equity Award will vest in full on the first anniversary of the grant date (or, if the Company’s annual meeting of shareholders in the year following the year in which the award was granted occurs prior to such vesting date, on the day prior to that annual meeting), subject to the non-employee director’s continued service on the Board through such vesting date; provided, however that a non-employee director that ceases to serve as Chairperson after the date of the last annual meeting of shareholders and prior to the first anniversary of such meeting date (but remains a non-employee director of the Board) shall be entitled to vest in a pro-rata portion of any outstanding Annual Chairperson Equity Award determined by multiplying (1) the number of restricted stock units subject to such Annual Chairperson Equity Award by (2) a fraction (not greater than one), the numerator of which is the number of months that as of such date have elapsed since the Company’s last annual meeting of shareholders at which the Annual Chairperson Equity Award was granted by the Company to the Chairperson of the Board and the denominator of which is 12 (rounded down to the nearest whole unit).

For a non-employee director that is newly appointed to serve as Chairperson of the Board other than on the date of an annual meeting of the Company’s shareholders, on the date that the new non-employee director first becomes Chairperson, the new Chairperson of the Board will automatically be granted a pro-rata portion of the Annual Chairperson Equity Award (a “Pro-Rata Annual Chairperson Equity Award”) determined by dividing (1) a pro-rata portion of the Annual Chairperson Equity Award grant value set forth above by (2) the per-share closing price of the Company’s common stock on the date the new non-employee director first became Chairperson (rounded down to the nearest whole unit). The pro-rata portion of the Annual Chairperson Equity Award grant value for purposes of a Pro-Rata Annual Chairperson Equity Award will equal the Annual Chairperson Equity Award grant value set forth above multiplied by a fraction (not greater than one), the numerator of which is 12 minus the number of whole months that as of the particular grant date had elapsed since the Company’s last annual meeting of shareholders at which an Annual Chairperson Equity Award was granted by the Company to the Chairperson of the Board and the denominator of which is 12. Each Pro-Rata Annual Chairperson Equity Award will vest on the first anniversary of the last annual meeting of shareholders at which Annual Equity Awards were granted by the Company to non-employee directors (or, if the Company’s next annual meeting of shareholders occurs prior to such vesting date, on the day prior to that annual meeting), subject to the non-employee director’s continued service on the Board through such vesting date.
General
Unless otherwise determined by the Board, each award of restricted stock units will be made under and subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan or any other equity compensation plan approved by the Company’s shareholders and in effect at the time of grant (the “Equity Plan”).
Restricted stock unit awards granted under the Equity Plan are generally forfeited as to the unvested portion of the award upon the non-employee director’s termination of service as a director for any reason. However, vesting of a non-employee director’s outstanding and unvested restricted stock units will accelerate should the director’s services terminate due to the director’s death or Disability (as defined in the Equity Plan).
Expense Reimbursement
All directors will be entitled to reimbursement from the Company for their reasonable travel (including airfare and ground transportation), lodging and meal expenses incident to meetings of the Board or committees thereof or in connection with other Board related business.